UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2008

BERRY PLASTICS CORPORATION
(Exact name of Registrant as specified in its charter)
Delaware
(State of Incorporation)

333-138380
(Commission File Numbers)

35-1814673
(I.R.S. Employer Identification No.)
101 Oakley Street
Evansville, Indiana  47710
(Address of principal executive offices)
(812) 424-2904
(Registrant’s telephone number, including area code)
N.A.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 22, 2008, Berry Plastics Corporation (“the Company”), entered into a three-year interest rate swap agreement, with a notional amount of $300 million, in order to hedge the interest rate variability of the Company’s debt.

Under the three-year interest rate swap agreement, which has a notional amount of $300 million, the Company has agreed to pay a fixed interest rate of 2.962%, beginning on February 5, 2008 through February 7, 2011, in exchange for receiving floating payments based on three-month LIBOR on the same $300 million notional amount for the same three-year period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERRY PLASTICS CORPORATION

Date: January 24, 2008	By:	\s\ James M. Kratochvil
Name: James M. Kratochvil Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the entities listed above